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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Hecla Mining Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2004

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Hecla Mining Company, which will be held at Red Lion Templin's Resort located at 414 E. 1st Avenue, Post Falls, Idaho, on Friday, May 7, 2004, at 10 a.m., Pacific Daylight Time. Driving directions to Red Lion Templin's Resort can be found on the inside front cover of this document.

        Shareholders will be asked to vote on the election of three directors and an amendment to the existing 1995 Stock Incentive Plan. In addition, reports of the Corporation's operations and other matters of interest will be made at the meeting. For information with respect to these matters, please refer to the Notice of Annual Meeting of Shareholders and Proxy Statement.

        It is important that your shares be represented at the meeting whether or not you are personally able to attend. You may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting of Shareholders if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Sincerely,

Phillips S. Baker, Jr. President and Chief Executive Officer

DRIVING DIRECTIONS

  •
  From Spokane, Washington via I-90

  •
  Follow I-90 East to Post Falls, Idaho

  •
  Take Spokane St., Exit #5

  •
  At the stop light, turn right and continue to 1st Avenue

  •
  Turn left on 1st Avenue

  •
  Red Lion Templin's Resort is on the right side

  •
  From Coeur d'Alene, Idaho via I-90

  •
  Follow I-90 West to Post Falls, Idaho

  •
  Take Spokane St., Exit #5

  •
  At the stop light, turn left and continue to 1st Avenue

  •
  Turn left on 1st Avenue

  •
  Red Lion Templin's Resort is on the right side

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
May 7, 2004

To the Shareholders of
HECLA MINING COMPANY:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hecla Mining Company (the "Corporation") will be held at Red Lion Templin's Resort located at 414 E. 1st Avenue in Post Falls, Idaho, on Friday, May 7, 2004, at 10 a.m., Pacific Daylight Time, for the following purposes:

          (1)   To elect three members to the Corporation's Board of Directors to serve for three-year terms or until their respective successors are elected and have qualified;

          (2)   To consider and vote upon a proposed amendment to the Corporation's 1995 Stock Incentive Plan to increase the maximum number of shares of the Corporation's common stock that may be issued under the plan from 6,000,000 to 11,000,000; and

          (3)   To transact such other business as may properly come before the Annual Meeting of Shareholders or any postponements or adjournments thereof.

        The close of business on March 11, 2004, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and at any postponements or adjournments thereof.

By Order of the Board of Directors
Michael B. White Corporate Secretary
April 2, 2004

        Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, sign and date the accompanying proxy card and mail it immediately in the enclosed envelope, which requires no additional postage if mailed in the United States. You may also vote over the Internet or by telephone. Please review the instructions on the proxy card regarding these voting options. Your proxy is revocable, either in writing or by voting in person at the Annual Meeting of Shareholders, at any time prior to its being voted at the Annual Meeting of Shareholders.

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
208-769-4100

PROXY STATEMENT
Relating to
ANNUAL MEETING OF SHAREHOLDERS
to be held on May 7, 2004

INTRODUCTION

        This Proxy Statement is being furnished by the Board of Directors of Hecla Mining Company, a Delaware corporation (the "Corporation"), to holders of shares of the Corporation's common stock, par value $0.25 per share (the "Common Stock"), in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Friday, May 7, 2004, and any postponements or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about April 2, 2004.

PURPOSES OF ANNUAL MEETING

Election of Directors

        At the Annual Meeting, shareholders entitled to vote will be asked to consider and to take action on the election of three directors to the Corporation's Board of Directors, each to serve for a three-year term. See "Election of Directors."

Amendment to 1995 Stock Incentive Plan

        At the Annual Meeting, shareholders will be asked to consider and take action on a proposed amendment to the Corporation's 1995 Stock Incentive Plan to increase the maximum number of shares of Common Stock that may be issued under the plan from 6,000,000 to 11,000,000. See "Amendment to the Corporation's 1995 Stock Incentive Plan."

VOTING AT ANNUAL MEETING

General Information About Voting

        Who can vote.    The Corporation's Board of Directors has fixed the close of business on March 11, 2004, as the record date (the "Record Date") for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. You will be entitled to vote your shares of the Corporation's Common Stock at the Annual Meeting if you were a shareholder of record on the Record Date. Shareholders of record on the Record Date of the shares entitled to vote at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. As of the Record Date, 117,947,242 shares of Common Stock (which number does not include shares held by us as treasury shares) were outstanding and entitled to one vote each at the Annual Meeting.

        How to vote your shares.    You can vote your shares either by attending the Annual Meeting and voting in person, by Internet, by telephone or by returning the enclosed proxy card. If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card. The proxies named in the enclosed proxy card (Arthur Brown and Michael B. White) will vote your shares as you have instructed. You may authorize the proxies to vote your shares in favor of each of the proposals contained in this Proxy Statement by simply signing and returning the enclosed proxy card without indicating how your votes should be cast. If you vote by Internet or by telephone, please follow the directions on the proxy card regarding each of these voting options.

        Quorum.    A quorum of shareholders is required in order to transact business at the Annual Meeting. A majority of the voting power of the outstanding shares of Common Stock entitled to vote must be present at the meeting, either in person or by proxy, to constitute a quorum. Under Delaware law an abstaining vote or a broker "non-vote" is counted as present and is, therefore, included for purposes of determining whether a quorum of shares is present at a meeting.

        Number of votes required.    The number of votes required to approve each of the proposals that are scheduled to be presented at the meeting is as follows:

	Proposal	Required Vote
1.	Election of three directors	For each nominee, a plurality of the votes cast at the meeting.
2.	Amendment to the 1995 Stock Incentive Plan
The affirmative vote of a majority of the votes cast on the amendment, provided that the total number of votes cast on the proposal is greater than 50% of the total number of shares entitled to vote on the proposal.

        Plurality.    Plurality means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting.

        Abstentions and broker non-votes.    An abstention occurs when a shareholder attends a meeting by person or proxy, but abstains from voting or does not vote. A broker non-vote occurs when a broker cannot vote a customer's shares registered in the broker's name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote." Abstentions and broker non-votes will not count as votes in the election of directors or in the vote on amending the 1995 Stock Incentive Plan. Abstentions and broker non-votes will have no effect on the voting on these matters at the Annual Meeting, and therefore cannot be counted toward the requirements that 50% of the shares entitled to vote on the proposal for the amendment to the 1995 Stock Incentive Plan cast a vote.

        Discretionary voting by proxies on other matters.    Aside from the election of directors and the amendment to the 1995 Stock Incentive Plan, we do not know of any other proposal that may be presented at the Annual Meeting. However, if another matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

        How you may revoke your proxy.    You may revoke the authority granted by your executed proxy card at any time before it is voted at the Annual Meeting by notifying our Corporate Secretary in writing; by executing a new proxy card bearing a later date and delivering the new executed proxy card to our Corporate Secretary; or by voting in person at the Annual Meeting.

        Expenses of solicitation.    The Corporation will bear all the costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying material to shareholders. In addition to the solicitation of proxies by use of the mail, the directors, officers and employees of the Corporation, without additional compensation, may solicit proxies personally or by telephone or otherwise. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities.

        Shareholders sharing the same surname and address.    In some cases, shareholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions, receive only one copy of our annual report and Proxy Statement. This practice is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. If you would like to have additional copies of our annual report and/or Proxy Statement mailed to you, please call or write us at our corporate offices, 6500 N. Mineral Drive, Suite 200, Coeur d'Alene, Idaho 83815-9408, Attn: Investor Relations, telephone: (208) 769-4100. If you want to receive separate copies of the Proxy Statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

Proxies

        Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on any proxy, the shares represented by such proxy will be voted in accordance with the recommendations of the Board of Directors. The recommendations of the Board of Directors is to vote: (1) FOR the election of three nominees for election as directors; (2) FOR the approval of the amendment to the 1995 Stock Incentive Plan; and (3) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

ELECTION OF DIRECTORS

        In accordance with the Corporation's Certificate of Incorporation, its Board of Directors is divided into three classes. The terms of office of the directors in each of such classes expire at different times. There are three directors whose terms will expire at the Annual Meeting, namely Messrs. Ted Crumley, Charles L. McAlpine and Jorge E. Ordoñez C. The terms of Messrs. Phillips S. Baker, Jr., David J. Christensen and Dr. Anthony P. Taylor will expire in 2005. The terms of Messrs. Arthur Brown, John E. Clute and Joe Coors, Jr. will expire in 2006.

        It is intended that the proxies solicited hereby will be voted FOR the election of the directors listed below, unless authority to do so has been withheld. The Board of Directors knows of no reason why any of its nominees will be unable or unwilling to accept election. However, if any nominee becomes unable to accept election, the Board of Directors will either reduce the number of directors to be elected or select substitute nominees submitted by the Corporate Governance and Directors Nominating Committee of the Board of Directors. If substitute nominees are selected, proxies will be voted in favor of such nominees, unless authority to do so has been withheld.

Nominees

        Each of the nominees below currently serves on the Board of Directors. If elected, the nominees will each serve for a three-year term ending in 2007. The nominees are as follows:

Principal Occupation and Other Directorships	Age at May 7, 2004	Year First Became Director
TED CRUMLEY. Senior Vice President and Chief Financial Officer of Boise (manufacturer of paper and forest products) since 1994; Vice President and Controller of Boise from 1990 to 1994; other positions held at Boise from 1972 to 1990	59	1995
CHARLES L. McALPINE. Former President of Arimathaea Resources Inc. (a Canadian gold exploration company) from 1982 to 1992; former President of Campbell Chibougamau Mines Ltd. (a Canadian copper-gold mining company) from 1969 to 1979; Director, First Tiffany Resource Corporation; Director, Goldstake Explorations Inc.; Director, Postec Systems Inc.	70	1989
JORGE E. ORDOÑEZ C. President and Chief Executive Officer, Ordoñez Profesional S.C. since 1988; Director, Fischer-Watt Gold Co., Inc. since 1996; Vice President, Minera Montoro, S.A. de C.V. since 1996; former Chief Executive Officer, Empresas Frisco, S.A. de C.V. from 1981 to 1988; former Chief Executive Officer, Minera Real de Angeles, S.A. de C.V. from 1979 to 1980; former Chief Executive Officer, Alfa Industrias-Div. Minas from 1978 to 1979; recipient of Mexican National Geology Recognition in 1989; elected to Mexican Academy of Engineering in 1990	64	1994

Remaining Directors

        The remaining directors are currently serving terms of office that will continue following the Annual Meeting.

        The following directors are serving terms of office that will expire in 2005:

Principal Occupation and Other Directorships	Age at May 7, 2004	Year First Became Director
PHILLIPS S. BAKER, JR. Chief Executive Officer of the Corporation since May 2003; President of the Corporation since November 2001; Chief Financial Officer of the Corporation from May 2001 to June 2003; Chief Operating Officer of the Corporation from November 2001 to May 2003; Vice President of the Corporation from May 2001 to November 2001; Director, Questar Corporation (a Utah natural gas and exploration and production company) since February 2004; Vice President and Chief Financial Officer of Battle Mountain Gold Company from March 1998 to January 2001; Vice President and Chief Financial Officer of Pegasus Gold Corporation from January 1994 to January 1998	44	2001

DR. ANTHONY P. TAYLOR. President, Chief Executive Officer and Director, Gold Summit Corporation since October 2003; Director, Vergene Capital Corporation since December 2003; President, Chief Executive Officer and Director, Millennium Mining Corporation from January 2000 to October 2003; Vice President of Exploration, First Point US Minerals from 1997 to 1999; President and Director, Great Basin Exploration & Mining Co., Inc., from 1990 to 1996; President and Director, Caughlin Preschool Co., since October 2001; various exploration and geologist positions in the mining industry from 1964 to 1990	62	2002
DAVID J. CHRISTENSEN. Research analyst with Credit Suisse Boston from October 2002 to August 2003; Global Coordinator and First Vice President of Merrill Lynch & Co. from 1998 to 2001; Vice President and Precious Metals Equity Analyst with Merrill Lynch & Co. from 1994 to 1998; Portfolio Manager of Franklin Gold Fund and Valuemark Precious Metals Funds for Franklin Templeton Group from 1990 to 1994. Mr. Christensen had previously served as a director from May 2002 to October 2002 when he was elected to the Board of Directors by preferred shareholders in May 2002	41	2003

        The following directors are serving terms of office that will expire in 2006:

Principal Occupation and Other Directorships	Age at May 7, 2004	Year First Became Director
ARTHUR BROWN. Chairman of the Board of Directors of the Corporation since June 1987; Chief Executive Officer of the Corporation from May 1987 to May 2003; President of the Corporation from May 1986 to November 2001; Chief Operating Officer of the Corporation from May 1986 to May 1987; Executive Vice President of the Corporation from May 1985 to May 1986; held various positions as an officer of the Corporation since 1980; employed by the Corporation since 1967; Director, AMCOL International Corporation (an American industrial minerals company); Director, Idaho Independent Bank; Director, Tango Minerals Company (a Canadian mining company)	63	1983

JOHN E. CLUTE. Professor of Law, Gonzaga University School of Law since 2001; Dean, Gonzaga University School of Law from 1991 to 2001; Senior Vice President, Human Resources and General Counsel of Boise (manufacturer of paper and forest products) from 1982 to 1991; employed by Boise in various other capacities from 1965 to 1982; Director, The Jundt Growth Fund, Inc.; Director, Jundt Funds, Inc. (Jundt U.S. Emerging Growth Fund, Jundt Opportunity Fund, Jundt Mid-Cap Growth Fund, Jundt Science & Technology Fund and Jundt Twenty-Five Fund); Director, American Eagle Funds, Inc. (American Eagle Capital Appreciation Fund, American Eagle Large-Cap Growth Fund and American Eagle Twenty Fund); Director, RealResume, Inc. (computerized employment and personnel services)	69	1981
JOE COORS, JR. Retired Chairman of the Board and Chief Executive Officer, CoorsTek, Inc. (formerly Coors Ceramics Company) from 1993 to 2000; Director, Fellowship of Christian Athletes for the state of Colorado; Retired Chairman of the Air Force Memorial Foundation	62	1990

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

        The Board of Directors has determined that a majority of the Corporation's directors, as well as each of the members of the Board of Director's Audit, Compensation, and Corporate Governance and Directors Nominating Committees, are "independent" as defined in the New York Stock Exchange listing standards. The Board of Directors has also determined that each member of the Audit Committee is independent under the requirements for Audit Committees under Rule 10A-3 promulgated under the Securities and Exchange Act of 1934.

        It is the Corporation's policy that all directors are expected, absent compelling circumstances, to prepare for, attend and participate in all board and applicable committee meetings and each annual meeting of the shareholders. Our Board of Directors held four meetings during fiscal year 2003. Each of our directors attended all of the meetings of our Board of Directors and all of the meetings of the committees of the board upon which each served during our fiscal year 2003, except Mr. Jorge E. Ordoñez C., who did not attend two meetings of the Board of Directors, one of which was the Annual Meeting of Shareholders in 2003.

        The standing committees of the Board of Directors are the Executive, Audit, Compensation, Corporate Governance and Directors Nominating, Technical and Finance.

        The Board of Directors has adopted charters for the Audit, Compensation, and Corporate Governance and Directors Nominating Committees. Copies of the Corporate Governance and Directors Nominating Committee and Audit Committee charters are included in this Proxy Statement as Appendices A and B, respectively. Copies of these charters are also available at no charge on the Corporation's website at www.hecla-mining.com under "Investor Relations-Corporate Governance" or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d'Alene, Idaho 83815-9408, Attention: Investor Relations.

        The Executive Committee, the members of which are Messrs. Brown (Chairman), Clute, Crumley and Baker, met one time in 2003. The Executive Committee is empowered with the same authority as the Board of Directors in the management of the business of the Corporation, except for certain matters enumerated in the Corporation's By-Laws which are specifically reserved to the full Board of Directors.

        The Audit Committee, the members of which are Messrs. McAlpine (Chairman), Christensen, Coors and Ordoñez, met three times in 2003. Additionally, the Chairman of the committee met four times during the year with the Corporation's independent auditors to review the quarterly financial statements. The Audit Committee's principal functions are to assist the Board of Directors in fulfilling its oversight responsibilities, and to specifically review: (i) the integrity of the Corporation's financial statements; (ii) the independent auditor's qualifications and independence; (iii) the performance of the Corporation's system of internal audit function and the independent auditor; and (iv) the Corporation's compliance with laws and regulations, including disclosure controls and procedures.

        The Compensation Committee, the members of which are Messrs. Crumley (Chairman), Clute, Coors and McAlpine, met twice in 2003. The Compensation Committee's principal functions are to recommend compensation levels and programs for the Chief Executive Officer to the independent members of the Board of Directors; to recommend compensation levels and programs for all Vice Presidents to the full Board of Directors; and to administer the Corporation's stock-based plans.

        The Corporate Governance and Directors Nominating Committee, the members of which are Messrs. Clute (Chairman), McAlpine, Ordoñez and Crumley, did not meet in 2003. The Corporate Governance and Directors Nominating Committee considers matters of corporate governance and periodically reviews the Corporation's corporate governance guidelines and procedures consistent with the Federal Securities laws and New York Stock Exchange regulations. The Corporate Governance and

Directors Nominating Committee also reviews any director candidates, including those nominated or recommended by shareholders, identifies individuals qualified to become directors consistent with criteria approved by the Board of Directors, and recommends to the Board of Directors the director nominees for the next annual meeting of shareholders, any special meeting of shareholders, or to fill any vacancy on the Board of Directors. The Corporate Governance and Directors Nominating Committee also reviews the appropriateness of the size of the Board of Directors relative to its various responsibilities and recommends committee assignments and committee chairpersons for the standing committees for consideration by the Board of Directors.

        The Corporate Governance and Directors Nominating Committee will consider persons recommended by shareholders as nominees for election as directors. The Corporation's By-Laws provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors by following the procedures set forth in the section titled, "Provisions of the Corporation's By-Laws with Respect to Shareholder Proposals and Nominations for Election as Directors." Shareholders who wish to submit a proposed nominee to the Corporate Governance and Directors Nominating Committee should send written notice to the Corporate Governance and Directors Nominating Committee Chairman, c/o Michael B. White, Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d'Alene, Idaho 83815-9408, within the time period set forth in the section titled, "Provisions of the Corporation's By-Laws with Respect to Shareholder Proposals and Nominations for Election as Directors." Such notification should set forth all information relating to such nominee required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the nominee's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; the name and address of the shareholder or beneficial owner making the nomination or on whose behalf the nomination is being made; and the class and number of shares of the Corporation owned beneficially and of record by such shareholder or beneficial owner. The Corporate Governance and Directors Nominating Committee will consider shareholder nominees on the same terms as nominees selected by the Corporate Governance and Directors Nominating Committee.

        The Corporate Governance and Directors Nominating Committee believes that nominees for election to the Board of Directors must possess certain minimum qualifications and attributes. The nominee: (1) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices; (2) must not serve on more than two other public company boards; (3) must not be involved in ongoing litigation with the Corporation or be employed by an entity that is engaged in such litigation; and (4) must not be the subject of any ongoing criminal investigations in the jurisdiction of the United States or any state thereof, including investigations for fraud or financial misconduct.

        Except as set forth above, the Corporate Governance and Directors Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from a shareholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by shareholders). These issues will be considered by the Corporate Governance and Directors Nominating Committee, which will then make a recommendation to the Board of Directors.

        The Technical Committee, the members of which are Messrs. Ordoñez (Chairman), McAlpine, Taylor and Brown, met three times in 2003. The principal function of the Technical Committee is to make recommendations to the Board of Directors concerning the advisability of proceeding with the exploration, development, acquisition or divestiture of mineral properties and/or operations.

        The Finance Committee, the members of which are Messrs. Coors (Chairman), Christensen, Crumley and Ordoñez, met twice in 2003. The principal functions of the Finance Committee are to develop and set the Corporation's long-term investment policies and to review the performance of the investment managers of the Corporation's pension trusts.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

        The Audit Committee consists of Messrs. Charles L. McAlpine (Chairman), David J. Christensen, Joe Coors, Jr., and Jorge E. Ordoñez C. Each member of the Audit Committee satisfies the definition of "independent director" as established in the New York Stock Exchange Listing Standards. In addition, each member of the Audit Committee is financially literate and each member of the Audit Committee qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission.

        The Audit Committee's principal functions are to assist the Board of Directors in fulfilling its oversight responsibilities, and to specifically review: (i) the integrity of the Corporation's financial statements; (ii) the independent auditor's qualifications and independence; (iii) the performance of the Corporation's system of internal audit function and the independent auditor; and (iv) the Corporation's compliance with laws and regulations, including disclosure controls and procedures. The Audit Committee also appoints the Corporation's independent auditors. The Audit Committee met three times in 2003. Additionally, the Chairman met four times during the year with the Corporation's independent auditors to review the quarterly financial statements.

        The Board adopted a written charter for the Audit Committee on May 5, 2000, and operated under that charter during the 2003 fiscal year. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, the final rules of the U.S. Securities and Exchange Commission and the final rules of the New York Stock Exchange regarding audit committee policies. The Audit Committee has amended its written charter to reflect the additional requirements of the new rules. On February 25, 2004, the Board of Directors adopted the amended charter. A copy of the amended charter is included in this Proxy Statement as Appendix B. You can also access the charter in the "Investor Relations" section of www.hecla-mining.com under "Corporate Governance" or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d'Alene, Idaho 83815-9408, Attention: Investor Relations.

Review of the Corporation's Audited Financial Statements for the Fiscal Year Ended
December 31, 2003

        The Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2003, with the Corporation's management. The Audit Committee has discussed with BDO Seidman, LLP, the Corporation's independent auditors, matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

        The Audit Committee has also received written disclosures and a letter from BDO Seidman, LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the independence of BDO Seidman, LLP with that firm.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the U.S. Securities and Exchange Commission.

Appointment of Auditors

        The Audit Committee has appointed the firm of BDO Seidman, LLP as the Corporation's independent auditors for fiscal year 2004. BDO Seidman, LLP has served as the Corporation's independent auditors since 2001. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from shareholders present at the meeting. Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent auditors for the Corporation. Therefore, the Corporation is not submitting the selection of BDO Seidman, LLP to our shareholders for ratification.

February 24, 2004

Charles L. McAlpine, Chairman
David J. Christensen
Joe Coors, Jr.
Jorge E. Ordoñez C.

AUDITOR FEES

Audit and Non-Audit Fees

        The following table represents fees for professional audit services rendered by BDO Seidman, LLP for the audit of the Corporation's annual financial statements for the years ended December 31, 2003, and December 31, 2002, and fees for other services rendered by BDO Seidman, LLP during those periods.

	2003	2002
Audit Fees	$234,885	$209,922
Audit Related Fees	72,050	45,080
Tax Fees	27,503	21,793
All Other Fees	0	0

Total	$334,438	$276,795

        Audit Fees.    Annual audit fees relate to services rendered in connection with the annual audit of the Corporation's consolidated financial statements, quarterly reviews of financial statements included in the Corporation's quarterly reports on Form 10-Q, and fees for SEC registration statement services.

        Audit Related Fees.    Audit related fees consisted principally of fees for audits of financial statements of employee benefit plans, as well as due diligence services for potential acquisitions and consultation on accounting standards or transactions.

        Tax Fees.    Tax services consisted of fees for tax consultation and tax compliance services, which included preparation of tax returns for our Venezuelan and Mexican subsidiaries, tax planning and miscellaneous tax research.

        All Other Fees.    There were no other fees.

        The Audit Committee considers whether the provision of these services is compatible with maintaining BDO Seidman's independence, and has determined such services for fiscal years 2003 and 2002 were compatible. All of the fees were pre-approved. None of the fees above were approved pursuant to the de minimis exception to the pre-approval requirements. All of the services described above were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(B) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during fiscal years 2003 and 2002.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

        The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors for specific projects. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit Committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting.

COMPENSATION OF DIRECTORS

        The Corporation compensates directors who are not employees of the Corporation for their services as follows: (i) a retainer of $3,000 per calendar quarter; (ii) $2,000 for each director's meeting attended; and (iii) $1,000 for attending any meeting of any Committee of the Board of Directors.

        In March 1995, the Corporation adopted the Hecla Mining Company Stock Plan for Nonemployee Directors (the "Directors Stock Plan"), which became effective following shareholder approval on May 5, 1995. The Directors Stock Plan was amended July 18, 2002 and February 25, 2004. The Directors Stock Plan terminates July 17, 2012 and is subject to termination by the Board of Directors at any time. Pursuant to the Directors Stock Plan, on May 30 of each year, each nonemployee director is credited with a number of shares determined by dividing $10,000 by the average closing price for the Corporation's Common Stock on the New York Stock Exchange for the prior calendar year. Nonemployee directors joining the Board of Directors after May 30 of any year are credited with a pro rata number of shares based upon the date they join the Board. All credited shares are held in a grantor trust, the assets of which are subject to the claims of the Corporation's creditors, until delivered under the Directors Stock Plan. Delivery of the shares from the trust occurs upon the earliest of: (i) death or disability; (ii) retirement from the Board; (iii) a cessation of the director's service for any other reason; (iv) a Change in Control of the Corporation (as defined); or (v) at the election of the director at any time, provided, however, that shares must be held in the trust for at least two years prior to delivery. Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. The maximum number of shares of Common Stock which may be credited pursuant to the Directors Stock Plan is 1,000,000.

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committee on Executive Compensation

Overall Policy

        Compensation of the Corporation's executive officers rests in the discretion of the Board of Directors, and the Compensation Committee of the Board of Directors is charged with considering specific information and making recommendations to the full Board of Directors with respect to compensation matters. The Compensation Committee is comprised of four independent directors who are appointed annually by the Corporation's Board of Directors. The Compensation Committee's consideration and recommendations regarding executive compensation are guided by a number of factors including overall corporate performance and total return to shareholders. The overall objectives of the Corporation's executive compensation package are: to attract and retain the best possible executive talent; to motivate the Corporation's executives to achieve goals consistent with the Corporation's business strategy; to provide an identity between executive and shareholder interests through stock-based plans; and finally, to provide a compensation package that recognizes an executive's individual contributions in addition to the Corporation's overall business results.

        The Compensation Committee periodically reviews the Corporation's executive compensation program. The Compensation Committee met twice in 2003 to consider various components of the executive compensation program. In making recommendations concerning executive compensation, the Committee reviews reports published by independent compensation consultants assessing compensation programs and reviews the Corporation's executive compensation, corporate performance, stock price appreciation and total return to shareholders against a peer group of public corporations made up of the Corporation's competitors for executive talent. Because most executive skills and expertise are transferable between industries and business segments, the Compensation Committee believes the Corporation's competitors for executive talent are not limited to those companies included in the peer group established for comparing shareholder returns. Thus, the Corporation's peer group used for compensation analysis includes, but is not limited to, the peer group identified in the Performance Graph shown on page 15. The Compensation Committee periodically reviews the correlation between the Corporation's performance and its executive compensation in the context of, and in comparison to, the compensation programs of other companies.

        The Compensation Committee recommends compensation levels and programs for the Chief Executive Officer to the independent members of the Board of Directors and recommends compensation levels and programs for all Vice Presidents ("executive officers" as used in this report) to the full Board of Directors. In reviewing individual performance of executive officers whose compensation is detailed in this Proxy Statement, the Compensation Committee considered the views of Mr. Brown, the Corporation's Chairman and former Chief Executive Officer and Mr. Baker, the Corporation's current President and Chief Executive Officer.

        The key elements of the Corporation's executive compensation consist of base salary, annual cash/stock performance payments and long-term performance programs, including stock-based grants. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Messrs. Brown and Baker, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Corporation to each individual executive, including deferred compensation, pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits, as well as the elements described below. While the Committee takes into consideration all the performance and other factors listed below in setting base salaries, the Committee's deliberations are essentially subjective, and no set quantitative formula determines the base salary level of any of the named executives. The Corporation adopted a revised short-term performance payment plan in 2003, which in part utilized a quantitative formula to determine an executive's eligibility for annual performance payments in addition to base salary. In 2003, the Corporation also adopted a long-term performance plan, which provides for performance payments to executive officers if certain performance targets are met or exceeded over continuing three-year periods.

        The Committee analyzed the potential impact on the Corporation's executive compensation program of Section 162(m) of the Internal Revenue Code and the regulations thereunder, which generally disallow deductions for compensation in excess of $1 million per year to the five most highly compensated executives of a public company. Based upon its analysis, the Committee expects that all compensation payable pursuant to its compensation program now in effect will be deductible.

Base Salaries

        Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies including those in the peer group.

        Annual salary adjustments, which are made in May of each year for a 12-month period from June 1 to May 31, are determined by evaluating the performance of the Corporation and of each executive officer, and also taking into account new responsibilities for any particular executive officer. In the case of executive officers who are responsible for a particular business unit, such unit's financial, operating, cost containment and productivity results are also considered by the Committee. The Compensation Committee, where appropriate, also considers other corporate performance measures, including changes in productivity, cost control, safety, environmental awareness and improvements in relations with government officials, regulators, suppliers and employees. The Compensation Committee places a premium on cost containment and productivity for gold, silver and other commodities produced by the Corporation, because the prices for these commodities are established by international markets.

        Base salaries for certain executive officers were increased commencing June 1, 2003, based upon the considerations described above. Mr. Arthur Brown retired as Chief Executive Officer in May 2003. From January 1, 2003, through May 31, 2003, Mr. Brown's salary was $202,728. Mr. Brown continued his duties as Chairman of the Board of Directors. The Compensation Committee set the compensation for Mr. Brown's continuing services from June 1, 2003, through May 31, 2004, at $25,000 per month. The monthly payment is to be paid in shares of the Corporation's Common Stock at the end of each month determined by dividing the average closing price of the Corporation's Common Stock for each month of service into the $25,000 amount. Mr. Brown was credited with 30,433 shares of the Corporation's Common Stock from June 1, 2003, through December 31, 2003, under the terms of the Key Employee Deferred Compensation Plan. For 2003, Mr. Baker's annual salary was $313,542.

Annual Performance Payment

        In 2003, the Corporation adopted a revised short-term performance payment plan based on the recommendation of the Compensation Committee. Under the plan, executive officers (seven in 2003) were eligible for annual cash payments based upon a formula established in the plan covering the calendar year 2003 and generally described below. The Compensation Committee, based on recommendations of the Corporation's senior management, established targeted quantitative and nonquantitative goals for corporate performance. For 2003, corporate performance quantitative goals included total gold and silver production, production costs per ounce for silver and gold, cost containment, environmental costs, capital expenditures and resource development goals. Corporate nonquantitative goals included, among other goals, a successful investor relations program, acquisitions, positive stock performance and completion of a preferred stock exchange.

        The Chief Executive Officer's performance payment for 2003 was based solely on corporate performance. The other executive officers' performance payments were based 60% upon corporate performance with 40% based upon a Chief Executive Officer discretionary component. A performance payment pool was targeted based on the annual cash and stock-based salary equal to 60% for the Chief Executive Officer and 40% for each Vice President.

        The Board or Compensation Committee reviews with management, performance on a quarterly basis. At the Compensation Committee meeting following the performance year, the actual performance results are compared against the targeted performance goals. The Compensation Committee reviews and approves individual performance payments for all eligible executives. The Compensation Committee has the sole discretion to increase or decrease the amount of performance pay under the plan. For 2003, the Compensation Committee determined to pay the annual performance bonus in cash. Some executives elected to defer their bonus compensation pursuant to the Key Employee Deferred Compensation Plan. For 2003, Mr. Phillips S. Baker, Jr., the Corporation's President and Chief Executive Officer, received a payment comprised of $214,500 in cash. For the named executive officers, the amounts are set forth in the Summary Compensation Table under "Annual Compensation-Bonus."

Long-Term Performance Plan

        The Corporation's long-term performance payment plan is comprised of successive three-year plans, which are established annually. The plans establish certain performance targets, which include increased production levels, increased mineral reserves and resources and cash flow with metals prices being fixed for the first three-year period. At the end of each three-year period, performance is reviewed against the plan targets. The first three-year performance period under the long-term performance payment plan will end in 2005.

Stock-Based Grants

        The Corporation uses three stock-based compensation plans, which are intended to give the Corporation a competitive advantage in attracting, retaining and motivating its officers and key employees, and provide incentives more directly linked to the performance of the Corporation's businesses and increases in shareholder value.

        The 1987 Nonstatutory Stock Option Plan (the "1987 Plan") was approved by the shareholders in 1987 and provides that stock options may be granted to the Corporation's officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The right to grant options under this plan expired in February 1997. Certain previously granted options remain available to exercise under the 1987 Plan. All options previously granted under the 1987 Plan were granted at the fair market value of the stock on the date of the grant. All outstanding options granted under the 1987 Plan, unless exercised, will expire no later than February 2005.

        In May 1995, the shareholders of the Corporation approved the Corporation's 1995 Stock Incentive Plan, which provides for a variety of stock-based grants to the Corporation's officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. Stock options granted in 2003 to the six named executive officers are also summarized in the Summary Compensation Table under "Long-Term Compensation Awards-Options."

        In 2002, Mr. Brown was awarded a grant of nonstatutory stock options under the Corporation's 1995 Stock Incentive Plan, where the grant only became effective and exercisable if the Corporation's Common Stock price reached certain designated increased price levels. On January 9, 2003, the Corporation's Common Stock remained $1.00 above the original May 2002 grant price of $3.23 for twenty (20) consecutive business days and on January 9, 2003, Mr. Brown was granted 75,000 stock options. In addition, on August 19, 2003, the Corporation's Common Stock remained $2.00 above the original May 2002 grant price of $3.23 for twenty (20) consecutive business days and on August 19, 2003, Mr. Brown was granted 60,000 additional stock options. All options were granted at the market price of the Common Stock on the date the grant became effective. Mr. Brown was not granted any additional stock options in 2003.

        In 2003, Mr. Baker was granted nonstatutory stock options to purchase 240,000 shares of Common Stock at the market price of the Common Stock on the date of the grant under the 1995 Stock Incentive Plan. As of December 31, 2003, Mr. Baker owned 128,609 shares of Common Stock and held options to purchase an additional 300,000 shares under the 1995 Stock Incentive Plan. In addition, as of December 31, 2003, Mr. Baker held 100,000 stock options under the Corporation's Key Employee Deferred Compensation Plan.

        The Key Employee Deferred Compensation Plan ("Plan") was approved by the shareholders in July 2002 and permits each participant to defer eligible compensation and/or cash incentive compensation which is payable in the form of shares of the Corporation's Common Stock, in cash, or in the form of discounted stock options on the date or dates selected by the participant or on such other date or dates specified in the Plan. Amounts deferred by the six named executives in 2003 are summarized in the "Deferred 2003 Compensation Table" and under "Long-Term Compensation Awards-Options" in the Summary Compensation Table.

Conclusion

        The Corporation's executive compensation is primarily based upon individual performance, corporate performance and stock price appreciation. In 2003, a significant portion of the Corporation's executive compensation consisted of stock-based remuneration and performance-based variable elements. The Compensation Committee intends to continue the policy of relating executive compensation to corporate performance and emphasizing stock-based remuneration, which aligns the executive officers with shareholders, recognizing that the ups and downs of the business cycle, from time to time, may result in an imbalance for a particular period. The Compensation Committee adjusts for factors such as these, which are beyond an executive's control, by exercising its qualitative judgment rather than employing strict quantitative formulas.

February 24, 2004

        Ted Crumley, Chairman
John E. Clute
Joe Coors, Jr.
Charles L. McAlpine

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Corporation or any of its subsidiaries during the fiscal year, formerly officers of the Corporation or any of its subsidiaries, or had any relationship otherwise requiring disclosure hereunder.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

        This line graph compares the yearly cumulative total shareholder return on Common Stock with the S&P 500, the S&P Gold Index and certain peer group members. The comparison assumes that $100 was invested on December 31, 1998, in Common Stock and in each of the foregoing indices. The stock price performance shown in this chart is not necessarily indicative of future performance.

Hecla Mining, S&P 500, S&P 500 Gold Index, and Peer Group(2)

Date	Hecla Mining	S&P 500	S&P 500 Gold Index	Peer Group
December 1998	$100.00	$100.00	$100.00	$100.00
December 1999	$43.10	$121.01	$96.30	$88.57
December 2000	$13.79	$109.99	$79.30	$50.10
December 2001	$25.93	$96.98	$90.00	$77.12
December 2002	$139.59	$75.59	$113.89	$142.97
December 2003	$228.69	$97.24	$191.62	$243.70

(1)
Total return assumes reinvestment of dividends on a quarterly basis.

(2)
Peer Group: Agnico-Eagle Mines Ltd., Bema Gold Corporation, Cambior, Inc., Coeur d'Alene Mines Corp., Pan American Silver Corp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        To the knowledge of the Corporation, as of March 11, 2004, the only beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of more than five percent (5%) of the Corporation's Common Stock entitled to vote at the Annual Meeting is shown in the table below:

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)	Percent of Class
Common	Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	12,827,000	10.88%

(1) Security ownership information for the beneficial owner is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), (f) and (g) of the Securities Exchange Act of 1934, as amended, and information made known to the Corporation.

        The following table presents certain information regarding the number and percentage of the shares of Common Stock beneficially owned by each current director, director nominee and executive officer of the Corporation and by all current directors, nominees and executive officers as a group, as of March 11, 2004. On that date, all of such persons together beneficially owned an aggregate of approximately 2% of the outstanding shares of the Corporation's Common Stock. Except as otherwise indicated, the directors, nominees and officers have sole voting and investment power with respect to the shares beneficially owned by them.

Beneficial Ownership Table

Shares Beneficially Owned
Name of Beneficial Owner	Title of Class
		Number	Nature	Percentage(1)
Phillips S. Baker, Jr. President and Chief Executive Officer	Common	128,609 300,000 306,327 734,936	Direct Vested Options(2) KEDCP Options(3)	*
Arthur Brown Chairman	Common	315,520 641,000 36,659 993,179	Direct(4) Vested Options(2) KEDCP Stock(5)	*
Michael H. Callahan Vice President-Corporate Development	Common	33,131 48,334 48,565 130,030	Direct(6) Vested Options(2) KEDCP Options(3)	*
Ronald W. Clayton Vice President-North American Operations	Common	0 0 9,795 9,795	Direct Vested Options(2) KEDCP Options(3)	*
David J. Christensen Director	Common	12,368 0 12,368	Direct Indirect(7)	*

John E. Clute Director	Common	300 20,513 20,813	Direct Indirect(7)	*
Joe Coors, Jr. Director	Common	20,513	Indirect(7)	*
Ted Crumley Director	Common	4,000 20,052 24,052	Direct Indirect(7)	*
Thomas F. Fudge, Jr. Vice President-Operations	Common	32,889 110,500 143,389	Direct Vested Options(2)	*
Charles L. McAlpine Director	Common	2,000 20,513 22,513	Direct Indirect(7)	*
Jorge E. Ordoñez C. Director	Common	20,513	Indirect(7)	*
Dr. Anthony P. Taylor Director	Common	6,000 13,513 19,513	Direct Indirect(7)	*
Vicki Veltkamp Vice President-Investor and Public Relations	Common	15,495 118,500 11,260 145,255	Direct(8) Vested Options(2) KEDCP Options(3)	*
Lewis E. Walde Vice President and Chief Financial Officer	Common	21,579 75,500 4,000 101,079	Direct(9) Vested Options(2) KEDCP Options(3)	*
All current directors and executive officers as a group (14 persons)	Common	2,397,948		2%

*
Represents holdings of less than one percent.

(1)	Percent of class is calculated based upon 117,947,242 shares of the Corporation's Common Stock outstanding as of March 11, 2004.
(2)	"Vested Options" are options that may be exercised as of March 11, 2004.
(3)	"KEDCP Options" are options purchased under the Key Employee Deferred Compensation Plan as of March 11, 2004.
(4)	Consists of 15,962 shares held jointly with Mr. Brown's spouse.
(5)	"KEDCP Stock" consists of share units acquired by Mr. Brown under the Key Employee Deferred Compensation Plan. See "Compensation of Executive Officer-Base Salaries."

(6)	Consists of 32,931 shares held jointly with Mr. Callahan's spouse.
(7)
Shares credited to each nonemployee director, all of which are held indirectly in trust pursuant to the Corporation's Stock Plan for Nonemployee Directors. Each director disclaims beneficial ownership of all shares held in trust under the stock plan. See "Compensation of Directors."
(8)	All 15,495 shares are held jointly with Ms. Veltkamp's spouse.
(9)	All 21,579 shares are held jointly with Mr. Walde's spouse.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock to file with the U.S. Securities and Exchange Commission reports regarding their ownership and changes in their ownership of the Corporation's stock. These persons are required by the U.S. Securities and Exchange Commission to furnish the Corporation with copies of all Section 16(a) forms they file.

        Based solely on the Corporation's review of copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the fiscal year ended December 31, 2003, all filing requirements applicable to the Corporation's officers, directors and greater than 10% owners of the Corporation's Common Stock were satisfied, except for the following:

  •
  Thomas F. Fudge, Jr., Vice President-Operations, did not timely file a Form 4 relating to the sale of 10,000 shares on March 28, 2003. Mr. Fudge subsequently filed the required report on April 8, 2003. Mr. Fudge also did not timely file a Form 4 relating to the exercise of a stock option to purchase 3,600 shares and the immediate sale of such shares on July 14, 2003. Mr. Fudge subsequently filed the required report on July 21, 2003. Both filings were late because of a communication error with Mr. Fudge's stockbroker.

  •
  Arthur Brown, Chairman and former Chief Executive Officer, did not timely file a Form 4 relating to phantom stock awarded on a monthly basis as compensation. The Form 4 was to be filed by July 2, 2003, for shares awarded on June 30, 2003. Mr. Brown subsequently filed the required report on July 11, 2003. The Form 4 was filed late because of an administrative error.

COMPENSATION TABLES

Compensation for 2003

        The following table sets forth information regarding the aggregate compensation for the fiscal years ended December 31, 2001, 2002 and 2003, paid or accrued for: (i) the former Chief Executive Officer of the Corporation; (ii) the current President and Chief Executive Officer of the Corporation; and (iii) the four other most highly paid executive officers of the Corporation.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation(1)
Name and Principal Position							Other Annual Compensation(3)			All Other Compensation(4)
	Year	Salary(2)			Bonus(2)				Options
Phillips S. Baker, Jr. President and Chief Executive Officer	2003 2002 2001	$ $ $	313,542 259,500 162,500		$ $ $	214,500 400,000 99,000	$ $ $	424,137 -0- -0-	340,000(5) 150,000 60,000	$ $ $	3,000 201,000 49,609
Arthur Brown(6) Chairman and former Chief Executive Officer	2003 2002 2001	$ $ $	377,728 357,508 402,500	(7)	$ $ $	-0- 402,500 144,900	$ $ $	1,917,414 18,328 -0-	135,000 150,000 200,000	$ $ $	300,383 383,727 43,776
Michael H. Callahan(6) Vice President-Corporate Develop.	2003 2002 2001	$ $ $	132,708 123,751 120,000		$ $ $	71,280 104,000 72,000	$ $ $	340,516 58,267 -0-	121,314(8) 85,000 30,000	$ $ $	2,083 2,295 2,154
Ronald W. Clayton Vice President-North American Operations	2003 2002 2001	$ $ $	124,801 27,090 -0-		$ $ $	63,960 26,000 -0-	$ $ $	425,840 -0- -0-	125,192(9) 85,000 -0-	$ $ $	1,862 24 -0-
Thomas F. Fudge, Jr. Vice President-Operations	2003 2002 2001	$ $ $	160,833 150,000 150,000		$ $ $	67,592 120,000 45,000	$ $ $	295,838 -0- -0-	114,000 85,000 60,000	$ $ $	3,201 132,811 3,335
Lewis E. Walde Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	122,292 110,000 106,000		$ $ $	57,240 88,000 33,000	$ $ $	497,220 6,982 -0-	110,000 85,000 30,000	$ $ $	2,438 110,547 1,720

(1)	The annual compensation set forth in the table is based upon salaries of the Chief Executive Officer and other named executives established in May of each year for June 1 to May 31. This table reflects compensation paid to, or earned by, the executive officers during the fiscal year ending December 31 of each year.

(2)	Portions of the named executives "Salary" and "Bonus" were deferred into the Key Employee Deferred Compensation Plan. See "Deferred 2003 Compensation Table."

Deferred 2003 Compensation Table

Name	Salary	Bonus	Total Deferred Compensation
Phillips S. Baker, Jr.	$49,083	$107,250	$156,333
Arthur Brown	$175,000	$-0-	$175,000
Michael H. Callahan	$18,000	$35,640	$53,640
Ronald W. Clayton	$5,199	$-0-	$5,199
Thomas F. Fudge, Jr.	$-0-	$-0-	$-0-
Lewis E. Walde	$4,800	$23,620	$28,420
(3)
"Other Annual Compensation" for the last fiscal year includes the following for Messrs. Baker, Brown, Callahan, Clayton, Fudge and Walde: (i) tax offset bonuses associated with exercises of stock options granted prior to 2003 of $-0-, $381,467, $1,449, $-0-, $24,337 and $-0-, for each named executive, respectively; (ii) an economic gain on stock option exercises of $424,137, $1,533,559, $339,067, $424,235, $271,501 and $497,220, for each named executive, respectively; (iii) a moving expense allowance for Mr. Clayton of $1,605; and (iv) personal tax service provided by consultants at the expense of the Corporation for Mr. Brown of $2,388.
(4)
"All Other Compensation" for the last fiscal year includes the following for Messrs. Baker, Brown, Callahan, Clayton, Fudge and Walde: (i) matching contributions under the Corporation's Capital Accumulation Plan of $3,000, $3,000, $1,984, $1,718, $3,000 and $2,361, for each named executive, respectively; (ii) the dollar value benefit of premium payments for term life insurance coverage of $-0-, $867, $99, $144, $201 and $77, for each named executive, respectively; and (iii) retirement payments made to Mr. Brown in the amount of $296,516.
(5)
In 2003, Mr. Baker purchased 100,000 stock options with funds deferred under the Key Employee Deferred Compensation Plan in 2002, in accordance with the terms of such plan. The remaining 240,000 stock options were granted under the 1995 Stock Incentive Plan during 2003.
(6)	Arthur Brown is the father-in-law of Michael H. Callahan, the Corporation's Vice President-Corporate Development.
(7)
From January 2003 through May 2003, Mr. Brown was paid a salary of $202,728. From June 2003 through December 2003, Mr. Brown was paid $175,000 worth of the Corporation's Common Stock, which was deferred under the Key Employee Deferred Compensation Plan.
(8)
In 2003, Mr. Callahan purchased 11,314 stock options with funds deferred under the Key Employee Deferred Compensation Plan in 2002, in accordance with the terms of such plan. The remaining 110,000 stock options were granted under the 1995 Stock Incentive Plan during 2003.
(9)
In 2003, Mr. Clayton purchased 15,192 stock options with funds deferred under the Key Employee Deferred Compensation Plan in 2002 and 2003, in accordance with the terms of such plan. The remaining 110,000 stock options were granted under the 1995 Stock Incentive Plan during 2003.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Hecla Employees in Fiscal Year		Fair Market Value on Date of Grant		Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(3)
			Exercise or Base Price: $/Share
Name					Expiration Date
						0%	5%	10%
Phillips S. Baker, Jr.	75,000(2)	5.43%	$5.185(4)	$5.185	1/31/05	--	$39,863	$81,668
Arthur Brown	75,000(2)	5.43%	$5.185(4)	$5.185	1/31/05	--	$39,863	$81,668
Michael H. Callahan	40,000(2)	2.90%	$5.185(4)	$5.185	1/31/05	--	$21,260	$43,556
Ronald W. Clayton	40,000(2)	2.90%	$5.185(4)	$5.185	1/31/05	--	$21,260	$43,556
Thomas F. Fudge, Jr.	40,000(2)	2.90%	$5.185(4)	$5.185	1/31/05	--	$21,260	$43,556
Lewis E. Walde	40,000(2)	2.90%	$5.185(4)	$5.185	1/31/05	--	$21,260	$43,556
Phillips S. Baker, Jr.	60,000(2)	4.35%	$6.235(5)	$6.235	1/31/05	--	$28,530	$39,276
Arthur Brown	60,000(2)	4.35%	$6.235(5)	$6.235	1/31/05	--	$28,530	$39,276
Michael H. Callahan	40,000(2)	2.90%	$6.235(5)	$6.235	1/31/05	--	$19,020	$26,184
Ronald W. Clayton	40,000(2)	2.90%	$6.235(5)	$6.235	1/31/05	--	$19,020	$26,184
Thomas F. Fudge, Jr.	40,000(2)	2.90%	$6.235(5)	$6.235	1/31/05	--	$19,020	$26,184
Lewis E. Walde	40,000(2)	2.90%	$6.235(5)	$6.235	1/31/05	--	$19,020	$26,184
Phillips S. Baker, Jr.	105,000(2)	7.61%	$4.075(6)	$4.075	5/08/08	--	$118,220	$261,230
Michael H. Callahan	30,000(2)	2.17%	$4.075(6)	$4.075	5/08/08	--	$33,777	$74,637
Ronald W. Clayton	30,000(2)	2.17%	$4.075(6)	$4.075	5/08/08	--	$33,777	$74,637
Thomas F. Fudge, Jr.	34,000(2)	2.46%	$4.075(6)	$4.075	5/08/08	--	$38,281	$84,589
Lewis E. Walde	30,000(2)	2.17%	$4.075(6)	$4.075	5/08/08	--	$33,777	$74,637
Phillips S. Baker, Jr.	100,000	7.25%	$3.645(7)	$4.05	2/21/10	$40,500	$205,370	$424,750
Michael H. Callahan	11,314	0.82%	$3.645(7)	$4.05	2/21/10	$4,582	$23,235	$48,056
Ronald W. Clayton	4,855	0.35%	$3.645(7)	$4.05	2/21/10	$1,966	$9,971	$20,621
Ronald W. Clayton	2,644	0.19%	$3.717(7)	$4.13	5/12/10	$1,091	$5,538	$11,451
Ronald W. Clayton	7,693	0.56%	$6.219(7)	$6.91	11/14/10	$5,316	$26,957	$55,748

(1)	There are no tax offset bonuses accompanying these options.
(2)	All options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.
(3)
The potential realizable value shown in the table represents the maximum gain if held for the full term at each of the assumed annual appreciation rates. Gains, if any, are dependent upon the actual performance of the Common Stock and the timing of any sale of the Common Stock received upon exercising the options.
(4)
In addition to the May 2002, regular grant of stock options, each of the named executives were awarded additional stock options, that were to be effective and exercisable if the Corporation's Common Stock price reached certain designated price levels. On January 9, 2003, the Corporation's Common Stock remained $1.00 above the original May 2002 grant price of $3.23 for twenty (20) consecutive business days and on January 9, 2003, each named executive was granted the additional stock options. These options vested immediately.
(5)
In addition to the May 2002, regular grant of stock options, each of the named executives were awarded additional stock options, that were to be effective and exercisable if the Corporation's Common Stock price reached certain designated price levels. On August 19, 2003, the Corporation's Common Stock remained $2.00 above the original May 2002 grant price of $3.23 for twenty (20) consecutive business days and on August 19, 2003, each named executive was granted the additional stock options. These options vested immediately.

(6)	These options were granted in May 2003, and vested immediately.
(7)	Stock options purchased by the individuals with funds deferred under the Key Employee Deferred Compensation Plan in accordance with the terms of such plan.

Total Options Exercised in 2003
and Fiscal Year-End Option Values

        The following table shows information concerning the exercise of stock options during fiscal year 2003 by each of the named executive officers and the value (stock price less exercise price) of the remaining stock options held by those executive officers at fiscal year-end, using the average ($8.40) of the high and low trading price of the Corporation's Common Stock on December 31, 2003.

			Number of Securities Underlying Unexercised Options Held at 12/31/03		Value of Unexercised In-The-Money Options at 12/31/03
	Shares Acquired on Exercise (#)
Name		Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Phillips S. Baker, Jr.	150,000	428,685	400,000(1)	-0-	1,736,850	-0-
Arthur Brown	345,000	1,544,022	641,000	-0-	1,836,740	-0-
Michael H. Callahan	159,666	342,285	48,334	11,314(2)	129,687	53,798
Ronald W. Clayton	166,603(3)	429,290	-0-	7,693(4)	-0-	16,752
Thomas F. Fudge, Jr.	87,600	171,508	110,500	-0-	417,150	-0-
Lewis E. Walde	145,000	502,538	75,500	-0-	227,550	-0-

(1)	Includes 100,000 stock options purchased by Mr. Baker under the Key Employee Deferred Compensation Plan.
(2)	Stock options purchased by Mr. Callahan under the Key Employee Deferred Compensation Plan.
(3)	Includes 11,603 stock options purchased by Mr. Clayton under the Key Employee Deferred Compensation Plan.
(4)	Stock Options purchased by Mr. Clayton under the Key Employee Deferred Compensation Plan.

Long-Term Incentive Plans-Awards in Last Fiscal Year

			Estimated Future Payouts under Non-Stock Price-Based Plans
		Performance or Other Period until Maturation or Payout
Name	Number of Shares, Units or Other Rights (#)		Threshold ($)	Target ($)	Maximum ($)
Phillips S. Baker, Jr.	3,700	12/31/05	-0-	370,000	740,000
Michael H. Callahan	1,200	12/31/05	-0-	120,000	240,000
Ronald W. Clayton	1,200	12/31/05	-0-	120,000	240,000
Thomas F. Fudge, Jr.	1,320	12/31/05	-0-	132,000	264,000
Lewis E. Walde	1,200	12/31/05	-0-	120,000	240,000

        The Compensation Committee of the Board of Directors makes performance unit awards at the beginning of each plan period. Such awards are initially assigned a nominal dollar value of $100 each. The ultimate dollar value of each unit upon payment to an officer (the "terminal dollar value") is dependent upon the Corporation attaining certain quantifiable strategic corporate performance targets approved by the Committee. Performance unit terminal dollar value can range from $0 to $200 depending upon the percentage of targets actually achieved. Plan participation eligibility requirements are established by the Committee and is restricted to those officers and senior managers who can directly affect the Corporation's achievement of the targeted corporate performance.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2003, regarding our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders:
1987 and 1995 Stock Incentive Plans	2,052,902	$5.08	821,860
Stock Plan for Nonemployee Directors	115,617	N/A	830,809
Key Employee Deferred Compensation Plan	202,218	$4.31	5,763,543
Equity Compensation Plans Not Approved by Security Holders	--	--	--

Total	2,370,737	$5.01	7,416,212

OTHER BENEFITS

Retirement Plan

        The officers of the Corporation participate in the Hecla Mining Company Qualified Retirement Plan (the "Retirement Plan"), which covers substantially all employees of the Corporation, except for certain hourly employees who are covered by separate plans. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and, accordingly, no portion of the Corporation's contributions, and related expenses or income, is specifically attributable to the Corporation's officers. The Corporation was not required to make a contribution for 2003. The Corporation also has an unfunded Supplemental Retirement Benefit Plan adopted in November 1985 (the "Supplemental Plan") under which the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, as amended (the "Acts"), and the loss, if any, due to a deferral of salary made under the Corporation's Executive Deferral Plan and/or the Capital Accumulation Plan will be paid out of the general funds of the Corporation to any employee who may be adversely affected. Under the Acts, the current maximum annual pension benefit payable by the plan to any employee is $160,000 subject to specified adjustments. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly installments for life equal to, for each year of credited service, 1% of final average annual earnings (defined as the highest average earnings of such employee for any 36 consecutive calendar months during the final 120 calendar months of service) up to the applicable covered compensation level (which level is based on the Social Security maximum taxable wage base) and 1.75% of the difference, if any, between final average annual earnings and the applicable covered compensation level. The Retirement Plan and Supplemental Plan define earnings for purposes of the plans to be "a wage or salary for services of employees inclusive of any bonus or special pay including gain sharing programs, contract miners' bonus pay and the equivalent."

        The following table shows estimated aggregate annual benefits under the Retirement Plan and the Supplemental Plan payable upon retirement to a participant who retires in 2003 at age 65 having the years of service and final average annual earnings as specified. The table assumes Social Security covered compensation levels as in effect on January 1, 2003.

Estimated Annual Retirement Benefits

	Years of Credited Service
Final Average Annual Earnings
	5	10	15	20	25	30	35
$100,000	$7,101	$14,202	$21,304	$28,405	$35,506	$42,607	$49,708
125,000	9,289	18,577	27,866	37,155	46,444	55,732	65,021
150,000	11,476	22,952	34,429	45,905	57,381	68,857	80,333
175,000	13,664	27,327	40,991	54,655	68,319	81,982	95,646
200,000	15,851	31,702	47,554	63,405	79,256	95,107	110,958
225,000	18,039	36,077	54,116	72,155	90,194	108,232	126,271
250,000	20,226	40,452	60,679	80,905	101,131	121,357	141,583
275,000	22,414	44,827	67,241	89,655	112,069	134,482	156,896
300,000	24,601	49,202	73,804	98,405	123,006	147,607	172,208
325,000	26,789	53,577	80,366	107,155	133,944	160,732	187,521
350,000	28,976	57,952	86,929	115,905	144,881	173,857	202,833
375,000	31,164	62,327	93,491	124,655	155,819	186,982	218,146
400,000	33,351	66,702	100,054	133,405	166,756	200,107	233,458
425,000	35,539	71,077	106,616	142,155	177,694	213,232	248,771
450,000	37,726	75,452	113,179	150,905	188,631	226,357	264,083
475,000	39,914	79,827	119,741	159,655	199,569	239,482	279,396
500,000	42,101	84,202	126,304	168,405	210,506	252,607	294,708
525,000	44,289	88,577	132,866	177,155	221,444	265,732	310,021

        Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2003, the following executive officers have completed the indicated number of full years of credited service: P. Baker, 2 years; M. Callahan, 11 years; R. Clayton, 14 years; T. Fudge, 10 years; and L. Walde, 12 years.

Employment Agreements, Termination of Employment Arrangement and Other Management Arrangements

        The Corporation has employment agreements (collectively, the "Agreements") with Messrs. Baker, Callahan, Clayton, Fudge and Walde (collectively, the "Executives" and individually, an "Executive").

        The Agreements were recommended to the Board of Directors by the Compensation Committee and were approved by the Board of Directors on the basis of such recommendation. The Agreements, which are substantially identical except for compensation provisions, provide that each of the Executives shall serve in such executive position as the Board of Directors may direct. The Agreements become effective only upon a "Change of Control" of the Corporation (the "Effective Date"). The term of employment under the Agreements is two years from the Effective Date. The Agreements have a Change in Control period of three years, and this period is automatically renewed for an additional year in June of each year unless the Corporation gives notice of nonrenewal 60 days prior to the renewal date. Under the Agreements, a Change of Control of the Corporation is deemed to occur if a person (including a "group" under Section 13d-3 of the Securities Exchange Act of 1934, as amended, the "Exchange Act") becomes the beneficial owner of 20% or more of the voting power of the Corporation or if, as the result of a tender offer, merger, proxy fight or similar transaction, the persons who were previously directors of the Corporation cease to constitute a majority of the board. The Agreements are intended to ensure that, in the event of a Change of Control, each Executive will continue to receive payments and other benefits equivalent to those he was receiving at the time of a Change of Control for the duration of the term of the Agreement. The Agreements also provide, among other things, that should an Executive's employment be terminated by the Corporation or by the

Executive for good reason (other than death, incapacity or misconduct) after the Effective Date of the Agreement, he would receive from the Corporation a lump-sum defined amount generally equivalent to two times the aggregate of his then annual base salary rate and his highest annual bonus for the three years prior to the Effective Date. The Executives would also be entitled to lump-sum payments representing the difference in pension and supplemental retirement benefits to which they would be entitled on: (i) the date of actual termination, and (ii) the end of the two-year employment period under the Agreements. The Corporation would also maintain such Executive's participation in all benefit plans and programs (or provide equivalent benefits if such continued participation was not possible under the terms of such plans and programs). An Executive whose employment has terminated would not be required to seek other employment in order to receive the defined benefits. The Agreements also provide that under certain circumstances the Corporation will make an additional gross-up payment if necessary to place the Executive in the same after-tax position as if no excise tax were imposed by the Internal Revenue Code. Pursuant to the Agreements between the Corporation and each of its named executive officers, if a Change of Control occurred and the named executive officers were each terminated as of December 31, 2003, the Executives would be entitled to the following estimated cash payments pursuant to the Agreements: Mr. Baker, $1,450,000; Mr. Callahan, $478,000; Mr. Clayton, $387,920; Mr. Fudge, $580,000 and Mr. Walde, $446,000. These dollar amounts do not include amounts which would have otherwise been payable to each Executive if the Executive had terminated employment on the day prior to a Change of Control.

AMENDMENT TO THE CORPORATION'S 1995
STOCK INCENTIVE PLAN

Introduction

        Shareholders are being asked to consider and vote on a proposal to amend the Corporation's 1995 Stock Incentive Plan (the "Incentive Plan") to increase the maximum number of shares of Common Stock that may be issued under the plan from 6,000,000 to 11,000,000. As a result of previous stock-based grants under the Incentive Plan, there are currently only 821,860 shares remaining for future stock-based grants under the Incentive Plan. The amendment to the Incentive Plan was approved by the Board of Directors on February 25, 2004, subject to shareholder approval. The Board of Directors believes it is in the best interest of the Corporation to increase the number of shares available under the plan so that the Corporation can continue to attract, retain and motivate officers and key employees. The Incentive Plan was originally adopted in March 1995 and became effective following shareholder approval on May 5, 1995.

Description of the Incentive Plan

        The following is a summary of the principal features of the Incentive Plan, as amended, as described above. The summary, however, does not purport to be a complete description of all the provisions of the Incentive Plan. Any shareholder who wishes to obtain a copy of the plan may do so by written request to the Corporate Secretary of the Corporation.

Eligibility

        Officers and employees of the Corporation, its subsidiaries and affiliates, designated by the committee of the board designated to administer the plan (the "Committee") who are responsible for or contribute to the management, growth and profitability of the Corporation are eligible to be granted awards under the Incentive Plan. No grant will be made under the Incentive Plan to a director who is not an officer or salaried employee. The Board currently estimates that approximately 65 persons will participate in the Incentive Plan.

Plan Features

        As amended, the Incentive Plan authorizes the issuance of up to 11,000,000 shares of the Corporation's Common Stock pursuant to the grant or exercise of stock options, including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. Prior to the proposed amendment, only 821,860 of the maximum amount of 6,000,000 shares were available for future stock-based grants under the Incentive Plan. The shares available under the Incentive Plan can be divided among the various types of awards and participants as the Committee sees fit. The shares subject to grant under the Incentive Plan are to be made available from authorized but unissued shares or from treasury shares. Awards may be granted for such duration as the Committee may determine, except that the duration of an incentive stock option may not exceed 10 years from its date of grant. No awards outstanding on the termination date of the Incentive Plan shall be affected or impaired by such termination. The Committee has broad authority to fix the terms and conditions of individual agreements with participants. As indicated above, several types of stock grants can be made under the Incentive Plan. A summary of the grants under the Incentive Plan is set forth below under "Receipt of Plan Benefits."

Stock Options

        The Incentive Plan authorizes the Committee to grant options to purchase the Corporation's Common Stock at an exercise price which cannot be less than 100% of the fair market value of such stock on the date of grant. The Incentive Plan permits optionees, with the approval of the Committee, to pay the exercise price of options in cash, stock (valued at its fair market value on the date of exercise) or a combination thereof. The duration of options shall be as determined by the Committee, but not longer than 10 years from the date of grant in the case of incentive stock options. The Committee also has the discretion to cash out options when they are exercised. The Committee will determine the time conditions under which options will become exercisable, and the extent to which they will be exercisable after the option holder's employment terminates. Generally, options terminate upon the option holder's termination of employment for cause (as defined in the Incentive Plan), and will remain exercisable for not more than one year after the option holder's death, not more than three years after the option holder's employment terminates because of disability, not more than five years after the option holders' retirement, and not more than three months after the option holder's employment terminates for any other reason (other than following a Change in Control of the Corporation [as defined in the Incentive Plan], in which case the options will remain exercisable for not more than six months and one day from the date of termination). Options are not transferable, except by will and the laws of descent and distribution and, in the case of nonqualified stock options, pursuant to a qualified domestic relations order or a gift to an optionee's children. Within the 60-day period from and after a Change in Control, the option holder has the right to elect to surrender all or part of the options to the Corporation and to receive cash in an amount specified in the Incentive Plan.

        As noted above, options may be granted either as incentive stock options or nonqualified options. The principal difference between incentive stock options and nonqualified options is tax treatment. Incentive stock options may only be granted to employees of the Corporation and its subsidiaries. See "Federal Income Tax Consequences" below.

Stock Appreciation Rights

        The Incentive Plan authorizes the Committee to grant stock appreciation rights in conjunction with all or part of any stock option granted under the Incentive Plan. Stock appreciation rights are only exercisable at such time as the stock options to which they relate are exercisable. A stock appreciation right will entitle the optionee, in lieu of exercising the option, to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the specified option price multiplied by the number of shares for which the optionee is exercising the stock appreciation right. Such amount will be paid to the holder in stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine. A stock appreciation right may be granted as an alternative to a previously or contemporaneously granted nonqualified option, but may only be granted contemporaneously with the grant of an incentive stock option. Because a stock appreciation right is an alternative to an option, the option will be canceled to the extent that the stock appreciation right is exercised, and the stock appreciation right will be canceled to the extent the option is exercised or terminated. Stock appreciation rights are transferable only under the same circumstances as are applicable to options, described above.

Restricted Stock

        The Incentive Plan authorizes the Committee to grant restricted stock to individuals with such restriction periods as the Committee may designate. The Committee may also provide prior to grant that restricted stock cannot vest unless applicable performance goals are satisfied. These performance goals must be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations; operating income; revenues; return on operating assets; return on equity; shareholder return; total shareholder return; ore reserve growth; achievement of cost controls; production targets at specific mines or company-wide or prices of stock of the Corporation or certain subsidiaries; divisions or departments for or within which the participant is primarily employed, as appropriate. Such performance goals also may be based on the attainment of specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. Performance goals based on the foregoing factors are referred to as "Performance Goals." The Committee may, in addition to requiring satisfaction of Performance Goals, condition vesting upon the continued service of the participant. The provisions of restricted stock awards (including any applicable Performance Goals) need not be the same with respect to each participant. During the restriction period, the Committee may require that the stock certificates evidencing restricted shares be held by the Corporation. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than these restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock award.

Performance Units

        The Incentive Plan authorizes the Committee to grant performance units payable in cash or shares of the Corporation's Common Stock, conditioned upon continued service and/or the attainment of Performance Goals (based on one or more of the measures described in the section entitled "Restricted Stock" above) determined by such Committee during an award cycle. An award cycle consists of a period of consecutive fiscal years or portions thereof designated by the Committee over which performance units are to be earned. At the conclusion of a particular award cycle, the Committee will determine the number of performance units granted to a participant that have been earned and will deliver to such participant: (i) the number of shares of Common Stock equal to the number of performance units determined by the Committee to have been earned; and/or (ii) the cash equal to the fair market value of such shares. The Committee may, in its discretion, permit participants to defer the receipt of performance units, provided that the election to defer payment is made prior to the commencement of the applicable award cycle.

        The Committee will have the authority to determine the officers and employees to whom, and the time or times at which, performance units will be awarded, the number of performance units to be awarded to any participant, the duration of the award cycle and any other terms and conditions of an award. In the event that a participant's employment is terminated (other than for Cause [as defined in the Incentive Plan]) or in the event of the participant's retirement, the Committee will have the discretion to waive, in whole or in part, any or all remaining payment limitations, provided, however, that the satisfaction of any applicable Performance Goals by an employee who has been determined by the Committee to be subject to Section 162(m) of the Internal Revenue Code (see "Federal Income Tax Consequences" below) cannot be waived unless such employee's employment is terminated by death or disability.

Tax Offset Bonuses

        At the time an award is made under the Incentive Plan or at any time thereafter, the Committee may grant to the participant receiving such award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

Administration

        The Incentive Plan will be administered by the Committee. The Committee must be composed of not less than two Disinterested Persons (as defined in the Incentive Plan), each of whom shall be an "outside director" for purposes of Section 162(m)(4) of the Internal Revenue Code. Among other things, the Committee will have the authority to select officers and employees to whom awards may be granted, to determine the type of award as well as the number of shares of the Corporation's Common Stock to be covered by each award, to determine the terms and conditions of any such awards, to modify the terms of any award (subject to limitation), to determine if an award may be settled in cash or Common Stock and to determine to what extent amounts payable with respect to an award shall be deferred. The Committee also will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Incentive Plan as it deems advisable, to interpret the terms and provisions of the Incentive Plan and any awards issued thereunder and to otherwise supervise the administration of the Incentive Plan. All decisions made by the Committee pursuant to the Incentive Plan will be final and binding.

Amendment and Discontinuance

        The Incentive Plan may be amended, altered or discontinued by the Board of Directors, but no amendment, alteration or discontinuance may be made that would: (i) impair the rights of an optionee under an option or a recipient of a stock appreciation right, restricted stock award or performance unit award previously granted without the optionee's or recipient's consent, except such an amendment made to qualify the Incentive Plan for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"), or (ii) disqualify the Incentive Plan from the exemption provided by Rule 16b-3. The Incentive Plan may not be amended without shareholder approval to the extent such approval is required by law or agreement.

        The Incentive Plan provides that in the event of any change in corporate capitalization such as a stock split, or a corporate transaction such as any merger, consolidation, separation, spin-off or other distribution of stock or property, or any reorganization or partial or complete liquidation of the Corporation, the Committee or Board may make such substitution or adjustment in the aggregate number and kind of shares reserved for issuance under the Incentive Plan, in the number, kind and option price of shares subject to outstanding stock options and stock appreciation rights, and in the number and kind of shares subject to other outstanding awards granted under the Incentive Plan as may be determined to be appropriate by the Committee or Board, in their sole discretion. The Incentive Plan also provides that in the event of a Change in Control of the Corporation, as defined in the Incentive Plan: (i) any stock appreciation rights and stock options outstanding as of the date of the Change in Control, other than stock appreciation rights held by an individual actually subject to Section 16(b) of the Securities Exchange Act of 1934 which have not been outstanding for at least six months on such date, which are not then exercisable and vested will become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to restricted stock will lapse and such restricted stock will become free of all restrictions and fully vested; (iii) all performance units will be considered to be earned and payable in full and any deferral or other restrictions will lapse and such performance units will be settled in cash as promptly as practicable; and (iv) stock options may be surrendered, subject to certain limitations, at any time during the 60-day period following a Change in Control, for a cash payment equal to the spread between the exercise price of the option and the Change in Control Price (as defined in the Incentive Plan).

Term

        The Incentive Plan will terminate fifteen (15) years after the effective date of the plan.

Receipt of Plan Benefits

        Because awards under the Incentive Plan are discretionary, it is not possible to determine what awards the Committee will grant under the plan, as amended, in the future. A partial summary of awards granted under the Incentive Plan during the Corporation's fiscal year ended December 31, 2003, is set forth in the table below. Awards of options, performance units and shares of restricted stock were made to the executives of the Corporation listed in the "Summary Compensation Table" in 2003. Information on those awards can be found as follows: (i) information regarding option grants can be found under "Option Grants in Last Fiscal Year"; and (ii) information regarding awards of restricted stock and performance units can be found in the "Salary" and "Bonus" columns and related footnotes, respectively, under "Summary Compensation Table." No stock appreciation rights were issued under the plan in 2003.

Name and Position	Dollar Value(1)	Options to Purchase Common Stock	Shares of Common Stock issued pursuant to Performance Units(2)	Restricted Stock
All Executive Officers, as a group	$1,194,344	896,000	152,007	-0-
Nonexecutive Officer and Employee Group	$714,027	287,000	34,048	-0-

(1)
The value of the stock options is their potential realizable value, which represents the maximum gain if held for the full term, assuming a 10% annual appreciation rate. Using this method, the dollar value of the stock options awarded to executive officers as a group is $1,194,347 (assuming a 5% annual appreciation rate, the dollar value of the stock options would be $608,343) and the dollar value of the stock options awarded to nonexecutive officers and employees is $714,027 (assuming a 5% annual appreciation rate, the dollar value of the options would be $323,133). Gains, if any, are dependent upon the actual performance of the Common Stock and the timing of any sale of the Common Stock received upon exercising the options. The fair market value of the Common Stock component of the performance units on the date of award was calculated by multiplying the number of shares by $5.1296, the average closing price of the Corporation's Common Stock from January 2003 through December 2003.

(2)
The performance units consisted of an award of Common Stock (shown in the chart above) and cash in the amount of $814,776 to the executive officers as a group and $76,597 to the nonexecutive officers and employees.

Federal Income Tax Consequences

        The following discussion is intended only as a brief summary of the federal income tax rules that are generally relevant to stock options, stock appreciation rights, restricted stock and performance units. The laws governing the tax aspects of awards are highly technical, and such laws are subject to change.

        A.    Nonqualified Options and Stock Appreciation Rights.    Upon the grant of a nonqualified option (with or without a stock appreciation right), the optionee will not recognize any taxable income and the Corporation will not be entitled to a deduction. Upon the exercise of such an option or a stock appreciation right, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the "spread"), or the consideration paid to the optionee upon exercise of the stock appreciation rights, will constitute compensation taxable to the optionee as ordinary income. In determining the amount of the spread or the amount of consideration paid to the optionee, the fair market value of the stock on the date of exercise is used, except that in the case of an optionee subject to the six-month, short-swing profit recovery provisions of Section 16(b) of the Exchange Act (generally executive officers and directors of the Corporation), the fair market value will be determined six months after the date on which the option was granted (if such date is later than the exercise date) unless such optionee elects to be taxed based on the fair market value at the date of exercise. Any such election (a "Section 83(b) election") must be made and filed with the IRS within 30 days after exercise in accordance with the regulations under Section 83(b) of the Internal Revenue Code. The Corporation, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee.

        B.    Incentive Stock Options.    An optionee will not recognize taxable income on the grant or exercise of an incentive stock option. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his incentive stock option with which to pay such tax. Upon the disposition of shares of stock acquired pursuant to the exercise of an incentive stock option after the later of (a) two years from the date of grant of the incentive stock option, or (b) one year after the transfer of the shares to the optionee (the "Incentive Stock Option Holding Period"), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Corporation is not entitled to any tax deduction by reason of the grant or exercise of an incentive stock option, or by reason of a disposition of stock received upon exercise of an incentive stock option if the Incentive Stock Option Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an incentive stock option before the expiration of the Incentive Stock Option Holding Period.

        C.    Restricted Stock.    A participant who is granted restricted stock may make a Section 83(b) election to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted will be taxed as a capital gain (or loss) upon a subsequent sale of the shares. However, if the participant does not make a Section 83(b) election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid on stock subject to the restrictions are compensation income to the participant and compensation expense to the Corporation. The Corporation is generally entitled to an income tax deduction for any compensation income taxed to the participant, subject to the provisions of Internal Revenue Code Section 162(m).

        D.    Performance Units.    A participant who has been granted a performance unit award will not realize taxable income until the applicable award cycle expires and the participant is in receipt of the stock subject to the award or an equivalent amount of cash, at which time such participant will realize ordinary income equal to the full fair market value of the shares delivered or the amount of cash paid. At that time, the Corporation generally will be allowed a corresponding tax deduction equal to the compensation taxable to the award recipient, subject to the provisions of Internal Revenue Code Section 162(m).

        The Incentive Plan has been designed to take into account recent tax law changes that impose limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. Internal Revenue Code Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the Chief Executive Officer and the four other most highly compensated officers of a public corporation. Certain types of compensation, including options granted with a fair-market-value exercise price, and performance-based stock awards, are generally excluded from this deduction limit. The Corporation does not expect that it will pay compensation in excess of the $1 million limit in the foreseeable future. However, in an effort to ensure that options under the Incentive Plan will qualify for the exclusion for performance-based compensation, and to permit the Committee to grant other awards under the Incentive Plan that will also so qualify, the amendment to the Incentive Plan is being submitted to shareholders for approval at the 2004 Annual Meeting. By approving the amendment to the Incentive Plan, the shareholders will be approving, among other things, the performance measures and eligibility requirements with respect to various stock awards contained therein for purposes of Internal Revenue Code Section 162(m).

        The Committee will have the authority to grant awards (other than options) under the Incentive Plan that are not subject to performance goals and therefore will not qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m). Finally, under certain circumstances such as death, disability and Change in Control (all as defined in the Incentive Plan), awards that would otherwise so qualify may result in the payment of compensation that is not qualified under Internal Revenue Code Section 162(m).

Vote Required for Approval

        Adoption of the proposed amendment to the 1995 Stock Incentive Plan will require the affirmative vote of a majority of the votes cast on the amendment, provided that the total number of votes cast on the proposal is greater than 50% of the total number of shares entitled to vote on the proposal.

  The Board of Directors recommends that shareholders vote "FOR" the amendment to the 1995 Stock Incentive Plan.

CORPORATE GOVERNANCE

Code of Ethics

        The Corporation has adopted a Code of Ethics that applies to its Chief Executive Officer (our principal executive officer), Chief Financial Officer (our principal financial officer) and principal accounting officer or controller. You can access the Code of Ethics in the "Investor Relations" section of our website at www.hecla-mining.com under "Corporate Governance" or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d'Alene, Idaho 83815-9408, Attn: Investor Relations.

Director Communications

        Shareholders wishing to communicate with the Board of Directors, or with a specific Board member, may do so by writing to the Board of Directors, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o Michael B. White, Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d'Alene, Idaho 83815-9408. From time to time, the Board of Directors may change the process by means of which shareholders may communicate with the Board of Directors or its members. Please refer to the Corporation's website at www.hecla-mining.com for any changes in this process.

PROVISIONS OF THE CORPORATION'S BY-LAWS
WITH RESPECT TO SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR ELECTION AS DIRECTORS

        The Corporation's By-Laws establish procedures governing the eligibility of nominees for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders at an Annual Meeting of Shareholders. For nominations or other business to be properly brought before an Annual Meeting of Shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting of Shareholders; provided, however, that in the event the date of the Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Adjournment of a meeting shall not commence a new time period for giving a shareholder's notice as described above. Such shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended, and Rule 14a-11 thereunder, including such person's written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, who has not otherwise complied with the rules and regulations under the Exchange Act for the inclusion of a shareholder proposal in the Corporation's proxy materials, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (1) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the By-Laws and, if any proposed nomination or business is not in compliance with the By-Laws, to declare that such defective proposal shall be disregarded. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        The Corporation will review shareholder proposals intended to be included in the Corporation's proxy materials for the 2005 Annual Meeting of Shareholders which are received by the Corporation at its principal executive offices no later than December 3, 2004, subject to the By-Law provision discussed above. Such proposals must be submitted in writing and should be sent to the attention of the Corporate Secretary of the Corporation. The Corporation will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

ANNUAL REPORT

        The Corporation's Annual Report to Shareholders, consisting of the Corporation's Form 10-K for the year ended December 31, 2003, and other information, is being mailed to shareholders with this Proxy Statement. Shareholders of record may obtain a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "Form 10-K"), without cost by: (i) written request to Attn: Investor Relations; or (ii) requesting a copy through the Corporation's website at www.hecla-mining.com under "Investor Relations" and then selecting "Information Request." In addition, a shareholder may also view the Annual Report on the Corporation's website. The Annual Report on Form 10-K is not part of the proxy solicitation materials for the Annual Meeting.

OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon at the discretion of the persons acting thereunder.

By Order of the Board of Directors
Michael B. White Corporate Secretary

April 2, 2004

APPENDIX A

CORPORATE GOVERNANCE AND DIRECTORS
NOMINATING COMMITTEE CHARTER

HECLA MINING COMPANY
February 25, 2004

PURPOSE

        The Corporate Governance and Directors Nominating Committee shall seek and recommend to the Board qualified candidates for election or appointment to the Company's Board of Directors and standing committees of the Board of Directors. The Corporate Governance and Directors Nominating Committee shall also take a leadership role in shaping and recommending to the Board of Directors corporate governance and practices and monitoring corporate compliance with these policies and practices.

MEMBERSHIP

        The Corporate Governance and Directors Nominating Committee of the Board of Directors shall be comprised of no less than three directors, each of whom satisfy the independence requirements of any applicable laws and regulations. The members of the Corporate Governance and Directors Nominating Committee shall be appointed and replaced by the Board of Directors.

MEETINGS

        The Corporate Governance and Directors Nominating Committee shall meet at least once each year or more frequently as circumstances dictate.

DUTIES AND RESPONSIBILITIES

        The Corporate Governance and Directors Nominating Committee shall:

A.    Corporate Governance

  1.
  Develop Corporate Governance Guidelines and recommend such guidelines or revisions of such guidelines to the Board of Directors. The Corporate Governance and Directors Nominating Committee shall review such guidelines at least annually and, when necessary or appropriate, recommend changes to the Board of Directors.

  2.
  Review and assess the adequacy of the Company's Code of Ethics for Financial Professionals and other internal policies and guidelines and monitor that the principles described therein are being incorporated into the Corporation's culture and business practices.

  3.
  Review at least annually the Company's By-laws and make recommendations for changes to the Board of Directors.

  4.
  Monitor the development of corporate governance, distribute information on corporate governance, as appropriate, to members of the Board, and take a leadership role in shaping the corporate governance of the Company.

B.    Directors Nominating

  1.
  Assist the Board by identifying individuals qualified to become directors consistent with criteria approved by the Board, and to recommend to the Board the director nominees for the

A-1

    next annual meeting of shareholders, at a special meeting of shareholders, or to fill a vacancy on the Board.

  2.
  Review the appropriateness of the size of the Board of Directors relative to its various responsibilities. Review the overall composition of the Board, taking into consideration such factors as business experience and specific areas of expertise of each Board member, and make recommendations to the Board as necessary.

  3.
  Recommend committee assignments and committee chairpersons for the standing committees for consideration by the Board of Directors.

  4.
  Review candidates nominated or recommended by shareholders.

  5.
  Have sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms.

C.    Additional Powers and Responsibilities

  1.
  Engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities at the Company's expense. Such independent advisors may be the regular advisors to the Company. The Corporate Governance and Directors Nominating Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Corporate Governance and Directors Nominating Committee.

  2.
  On an annual basis, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

  3.
  Have the ability to form and delegate authority to subcommittees, comprised of one or more members of the Committee, as necessary or appropriate. Each subcommittee shall have the full power and authority of the Corporate Governance and Directors Nominating Committee within the authority delegated to the subcommittee or member(s).

  4.
  Make regular reports to the Board.

  5.
  Undergo an annual performance evaluation of itself.

  6.
  Perform such other activities as the Board of Directors may from time to time deem necessary or appropriate.

A-2

APPENDIX B

AUDIT COMMITTEE CHARTER

HECLA MINING COMPANY
Amended, February 25, 2004

PURPOSE

        The Audit Committee will assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities. To do this, the Audit Committee will review: (i) the integrity of the Company's financial statements; (ii) the independent auditor's qualifications and independence; (iii) the performance of the Company's system of internal audit function and the independent auditor; and (iv) the Company's compliance with laws and regulations, including disclosure controls and procedures.

MEMBERSHIP

        The Audit Committee shall be comprised of no less than three directors, each of whom satisfy the independence and experience requirements of any applicable laws and regulations. The members of the Audit Committee shall be nominated by the Corporate Governance and Directors Nominating Committee and be appointed and replaced by the Board of Directors. An Audit Committee member may not simultaneously serve on the audit committees of more than two other public companies, unless the Board of Directors determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee. Each member will be "financially literate" (or will become so within a reasonable time after his or her appointment to the Audit Committee), and at least one member of the Audit Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. The Board may presume that a person who satisfies the definition of audit committee financial expert set out in Item 401(e) of Regulation S-K has accounting or related financial management expertise.

MEETINGS

        The Audit Committee shall meet at least four times each year or more frequently as circumstances dictate. As part of its oversight function, the Audit Committee shall meet regularly with management, internal auditors and the independent auditor in separate executive sessions to review the Company's financial statements and to discuss any matters that the Audit Committee or any of these groups believe should be discussed.

DUTIES AND RESPONSIBILITIES

        The Audit Committee shall:

A.    Audit Committee Charter/Report

  1.
  Review and reassess the Audit Committee Charter (the "Charter") as conditions dictate, but no less frequently than annually, and recommend any proposed changes to the Board for approval.

  2.
  Review and approve the Audit Committee report as required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

B.    Independent Auditor

  1.
  Have sole authority to appoint, discharge and replace the independent auditor. The Audit Committee shall consult with management, but shall not delegate this responsibility.

  2.
  Review the performance of and approve the fees and other compensation to be paid to the independent auditor.

  3.
  Establish a clear understanding with management and the independent auditor that the independent auditor is directly accountable to the Audit Committee.

  4.
  At least annually, obtain and review a report by the independent auditor describing: (a) the firm's internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditor and the Company to assess the auditor's independence.

  5.
  Pre-approve all audit and non-auditing services to be provided by the independent auditor (subject to a de-minimus exception under the Securities Exchange Act of 1934, as amended ("Exchange Act"), disclose all non-auditing services to investors in periodic reports, and review the independent auditor's proposed audit scope and approach.

  6.
  Require that the independent auditor rotate the lead audit partner responsible for conducting or reviewing the audit on a regular basis, but no less frequently than every five years.

  7.
  Discuss with management and the independent auditor the Company's annual and quarterly financial statements (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations").

  8.
  Discuss with management the Company's earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee shall discuss the type of information to be provided and the type of presentation to be made in the Company's earnings press releases.

  9.
  Obtain and review the independent auditor's reports describing the Company's critical accounting policies and practices to be used in the audit, the details and ramifications of all alternative treatments of financial information within generally accepted accounting principles discussed with management and the treatment preferred by the independent auditor, all material written communications between the independent auditor and management internal quality control procedures, and any material issues raised by the most recent internal review of the Company or any external inquiry or investigation and any steps taken to deal with such issues.

  10.
  Resolve disagreements between Company management and the independent auditor.

  11.
  Consult with the independent auditor regarding internal controls, the fullness and accuracy of the Company's financial statements and the matters required to be discussed by Statement of Auditing Standards No. 61.

  12.
  Require that the independent auditor inform the Audit Committee of any fraud, illegal acts or deficiencies in internal controls.

  13.
  Establish and recommend to the Board clear policies with respect to the hiring of employees or former employees of the independent auditor who were engaged on the Company's account.

C.    Internal Auditors and Management

  1.
  Review and approve the internal audit function at least annually.

  2.
  Review the regular internal reports to management prepared by the internal auditing department and management's response.

  3.
  Review the activities, organizational structure, and qualifications of the internal audit department.

D.    Financial Reporting and Risk Control

  1.
  Review significant accounting and reporting issues, including recent professional and regulatory pronouncements and consider their impact on the financial statements.

  2.
  In consultation with the independent auditor and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

  3.
  Consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  4.
  Discuss policies with respect to risk assessment and risk management with management and the independent auditor.

  5.
  Review and discuss with management and the independent auditor the Company's annual and interim financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles.

  6.
  Review with management and the independent auditor the accounting treatment accorded significant transactions, any significant accounting issues, the development, selection and disclosure of critical accounting estimates, regulatory and accounting initiatives, and off-balance sheet structures, and the Company's use of reserves and accruals.

  7.
  Following completion of the annual audit, review separately with each of management, the independent auditor and the internal auditing department any audit problems or difficulties encountered during the course of the audit, management's response to such problems, any restrictions on the scope of work or access to required information, and any significant disagreement among management and the independent auditor or the internal auditing department in connection with the preparation of the financial statements.

  8.
  Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, management, or the internal auditing department.

  9.
  Review with the independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented by management.

E.    Legal Compliance

  1.
  In the course of performing the goals and responsibilities set forth in the Charter, the Audit Committee shall use its best efforts to ensure compliance with the rules and regulations promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, the Statements on Auditing Standards issued by the American Institute of Certified Public Accountants and the applicable requirements of the New York Stock Exchange. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the Audit Committee's duty to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.

  2.
  Ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public, comply with applicable legal requirements.

  3.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  4.
  Review any evidence of material violations of securities law, breach of fiduciary duty or similar violation by the Company or any Company agent disclosed to it by the Company's counsel.

  5.
  Review legal compliance matters with the Company's counsel, including any legal matter that could have a significant impact on the Company's financial statements.

  6.
  Review and ensure that disclosures regarding exemption from audit committee requirements appear in, or are incorporated by reference into, annual reports filed with the SEC.

  7.
  Engage such independent legal and other advisors, as it deems necessary or appropriate to carry out its responsibilities at the Company's expense. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

  8.
  Report regularly to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, its compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, and the performance of the internal audit function.

  9.
  May form and delegate authority to subcommittees, comprised of one or more members of the Committee, as necessary or appropriate. Each subcommittee shall have the full power and authority of the Audit Committee within the authority delegated to the subcommittee or member(s).

  10.
  Undergo an annual performance evaluation of itself.

  11.
  Perform such other activities as the Board of Directors may from time to time deem necessary or appropriate.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	HECLA MINING COMPANY 6500 N. Mineral Drive, Suite 200 Coeur d'Alene, Idaho 83815-9408	ANNUAL MEETING OF SHAREHOLDERS May 7, 2004

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AND "FOR" PROPOSAL 2.

        The undersigned, revoking any previous proxies, hereby appoints ARTHUR BROWN and MICHAEL B. WHITE, and each of them, proxies of the undersigned, with full power of substitution, to attend the Corporation's Annual Meeting of Shareholders on May 7, 2004, and any adjournments or postponements thereof, and there to vote the undersigned's shares of Common Stock of the Corporation on the following matters as described in the Board of Directors Proxy Statement for such Meeting, a copy of which has been received by the undersigned.

1.	ELECTION OF DIRECTORS	☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
Ted Crumley		Charles L. McAlpine	Jorge E. Ordoñez C.
(INSTRUCTION: To withhold authority to vote for any individual nominee, put a line through that nominee's name.)
2.
PROPOSAL to approve the amendment of the Corporation's 1995 Stock Incentive Plan to increase the maximum number of shares of Common Stock that may be issued under the plan from 6,000,000 to 11,000,000.
☐ FOR		☐ AGAINST	☐ ABSTAIN
3.	In their discretion on all other business that may properly come before the meeting or any adjournment or adjournments thereof.

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the election of the three nominees for Director and FOR the adoption of Proposal 2
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.
Signature	Signature	DATE:	, 2004

NOTE: The proxy must be signed exactly as your name or names appear on this card. Executors, administrators, trustees, partners, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), who should specify the title(s) of such officer(s).

QuickLinks

INTRODUCTION
PURPOSES OF ANNUAL MEETING
VOTING AT ANNUAL MEETING
ELECTION OF DIRECTORS
CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
AUDIT COMMITTEE REPORT
AUDITOR FEES
COMPENSATION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION TABLES
EQUITY COMPENSATION PLAN INFORMATION
OTHER BENEFITS
AMENDMENT TO THE CORPORATION'S 1995 STOCK INCENTIVE PLAN
CORPORATE GOVERNANCE
PROVISIONS OF THE CORPORATION'S BY-LAWS WITH RESPECT TO SHAREHOLDER PROPOSALS AND NOMINATIONS FOR ELECTION AS DIRECTORS
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
ANNUAL REPORT
OTHER BUSINESS
APPENDIX A
MEETINGS
DUTIES AND RESPONSIBILITIES
APPENDIX B
AUDIT COMMITTEE CHARTER HECLA MINING COMPANY Amended, February 25, 2004